UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 30, 2008 (May 30, 2008)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                           Entry into a Definitive Material Agreement.

                Effective as of May 30, 2008, Hexcel Corporation and its lenders entered into the second amendment to its senior secured credit facility pursuant to which Hexcel borrowed $80 million of additional term loans.  The net proceeds were used to pay down the revolving loan balance under the credit facility and to provide for cash on hand, creating additional liquidity to help Hexcel meet significant growth expected in its core markets.  Immediately after giving effect to the new borrowing, Hexcel had $167.4 million of term loans outstanding under its credit facility, and a revolving loan commitment of $125.0 million.  As of May 30, 2008, $13.5 million of the revolving loan commitment was utilized for Letters of Credit, and there were no revolving loan borrowings outstanding.

                The additional term loans under the facility mature on April 1, 2012, one month after maturity of the existing terms loans under the credit facility.  Principal payments on the new term loans are due quarterly in similar proportion to the existing term loans, with substantially all of the principal due in the second half of 2011 and the first half of 2012.  Any voluntary or mandatory prepayments of term loans by Hexcel will be applied pro rata among the previously existing term loans and the new term loans.  The interest rate for the new term loans is based on LIBOR plus a margin, and was determined based on current market pricing.  In accordance with the terms of the credit facility regarding the borrowing of additional loans, the interest rate margin on the existing term loans was increased as well, to a level slightly below that of the new term loans.

                All other terms of the credit facility, including the collateral package, subsidiary guarantees and financial and other covenants, remain unchanged.

                The above summary of the second amendment to the credit facility is qualified in its entirety by reference to such agreement, a copy of which is filed as exhibit 10.1 hereto and is incorporated herein by reference.

Section 2 — Financial Information

Item 2.03          Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

                Reference is made to the information contained under Item 1.01 and the agreement referred to therein.

Section 7 — Regulation FD

Item 7.01          Regulation FD Disclosure.

                Reference is made to the information contained under Item 1.01 and the agreement referred to therein.

Signature

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

May 30, 2008
/s/ Wayne C. Pensky
Wayne C. Pensky
Senior Vice President and Chief
Financial Officer

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1

Second Amendment to Credit Agreement dated as of May 30, 2008, by and between Hexcel Corporation and Deutsche Bank Trust Company Americas, as administrative agent for Lenders, and the Guarantors listed on the signature pages thereto, made with reference to that certain Credit Agreement, dated as of March 1, 2005, by and among Company, the financial institutions party thereto from time to time and the administrative agent, as amended by the First Amendment, dated as of December 5, 2006

Exhibit Index

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement dated as of May 30, 2008, by and between Hexcel Corporation and Deutsche Bank Trust Company Americas, as administrative agent for Lenders, and the Guarantors listed on the signature pages thereto, made with reference to that certain Credit Agreement, dated as of March 1, 2005, by and among Company, the financial institutions party thereto from time to time and the administrative agent, as amended by the First Amendment, dated as of December 5, 2006